UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2007

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ	07205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION.

On August 14, 2007, Glowpoint, Inc. (the “Company”) issued a press release announcing the filing of its quarterly report on Form 10-Q for the period ending June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed (i) “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section or (ii) to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 8.01 OTHER EVENTS

The Company will host a conference call at 4:30 p.m. EDT on Tuesday, August 14, 2007 to discuss its results for the six and three month periods ending June 30, 2007. Interested participants should call (866) 831-6247 and use passcode 91839909. International participants should call (617) 213-8856 and use the same passcode.  A recording of the conference call will be available beginning August 14, 2007 and will remain archived through September 21, 2007. To listen to the playback, please call (888) 286-8010 and use passcode 78726699. For the international playback, dial (617) 801-6888 and use the same passcode.

This call is being audio webcast by Thomson Financial and can be accessed at Glowpoint's website at http://www.glowpoint.com. The audio webcast will also be distributed over Thomson Financial's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial's individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson Financial's Individual Investor Network, such as America Online's Personal Finance Channel, Fidelity Investments® (www.fidelity.com), and others. Institutional investors can access the call via Thomson Financial's password-protected event management site, StreetEvents: http://www.streetevents.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release, dated August 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date: August 14, 2007	BY:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and President